SCHEDULE 14A INFORMATION


                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement       [_]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                             Salon Media Group, Inc.
                             -----------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
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          (1)  Title of each class of securities to which transaction applies:
          (2)  Aggregate number of securities to which transaction applies:
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               pursuant to Exchange Act Rule 0-11 (Set forth the amount on which
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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:
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          (3)  Filing Party:
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Notes:

                            [SALON MEDIA GROUP LOGO]





                                                              September 18, 2007


Dear Stockholder:

     This year's Annual Meeting of Stockholders will be held on Thursday, October 4, 2007 at 11:00 a.m. local time, at the office of Salon Media Group, Inc., located at 101 Spear Street, Suite 203, San Francisco, CA 94105. You are cordially invited to attend.

     The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

     It is important that you use this opportunity to take part in the affairs of Salon Media Group, Inc. by voting on the business to come before this meeting. After reading the Proxy Statement, please promptly mark, sign, date and return the enclosed proxy card in the prepaid envelope to assure that your shares will be represented. Regardless of the number of shares you own, your careful consideration of, and vote on, the matter before our stockholders is important.

     A copy of the Salon Media Group, Inc. Annual Report on Form 10-K is also enclosed for your information. At the annual meeting we will review the Salon Media Group, Inc. activities over the past year and our plans for the future. The Board of Directors and management look forward to seeing you at the annual meeting.

                                          Very truly yours,

                                          /s/ Elizabeth Hambrecht

                                          Elizabeth Hambrecht
                                          President and Chief Executive Officer

                            [SALON MEDIA GROUP LOGO]
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      To Be Held Thursday, October 4, 2007

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of the Stockholders of Salon Media Group, Inc., a Delaware corporation, will be held on October 4, 2007, at 11:00 a.m. local time, at our principal offices located at 101 Spear Street, Suite 203, San Francisco, CA 94105 for the following purposes:

     1. To elect three (3) Class III directors to hold office for a term of three years and until their respective successors are elected and qualified.

     2. To consider amending our 2004 Stock Plan to increase the maximum aggregate number of shares that may be issued under such plan by 875,000 shares and to allow for the grant of restricted stock awards.

     3. To ratify the appointment of Burr, Pilger & Mayer LLP as the Company's independent registered public accounting firm for the fiscal year ending March 31, 2008.

     4. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on September 12, 2007 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten (10) days prior to the meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose relating to the annual meeting, during ordinary business hours at the Company's principal offices located at 101 Spear Street, Suite 203, San Francisco, CA 94105.

                                     By order of the Board of Directors,

                                     /s/ Conrad Lowry

                                     Conrad Lowry
                                     Chief Financial Officer and Secretary
San Francisco, California
September 18, 2007

--------------------------------------------------------------------------------
IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postage-paid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.
--------------------------------------------------------------------------------

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

     The accompanying proxy is solicited by the Board of Directors of Salon Media Group, Inc, (the Company) a Delaware corporation, for use at its annual meeting of stockholders to be held on October 4, 2007 or any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and the enclosed proxy are being mailed to stockholders on or about September 18, 2007.


                             SOLICITATION AND VOTING

     Voting Securities. Only stockholders of record as of the close of business September 12, 2007 will be entitled to vote at the meeting and any adjournment thereof. As of September 15, 2007, we had 1,939,572 shares of Common Stock outstanding (with 1,939,572 votes), 683 outstanding shares of the Company's Series A Preferred Stock (with 1,388,185 votes), 125 outstanding shares of the Company's Series B Preferred Stock (with 314,680 votes), 6,582 outstanding shares of the Company's Series C Preferred Stock (with 6,582,000 votes), 417 outstanding shares of the Company's Series D-1 Preferred Stock (with 271,682 votes), 417 outstanding shares of the Company's Series D-2 Preferred Stock (with 230,769 votes), 417 outstanding shares of the Company's Series D-3 Preferred Stock (with 238,845 votes), 417 outstanding shares of the Company's Series D-4 Preferred Stock (with 311,545 votes) and 125 outstanding shares of the Company's Series D-5 Preferred Stock (with 163,576 votes), all of which are entitled to vote with respect to all matters to be acted upon at the annual meeting (a total of 11,440,854 votes). Each stockholder of record as of that date holding Common Stock is entitled to one vote for each share of Common Stock such stockholder holds, and each stockholder of record as of that date holding Preferred Stock is entitled to vote the largest number of whole shares of Common Stock into which such holder's shares of Preferred Stock could be converted.

     Our Bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Except as noted below, votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum.

     Broker Non-Votes. A broker non-vote occurs when a broker submits a proxy card with respect to shares held in a fiduciary capacity (typically referred to as being held in "street name") but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the election of directors, increases in authorized common stock for general corporate purposes and ratification of auditors. Non-routine matters include amendments to stock plans.

     Solicitation of Proxies. We will bear the cost of soliciting proxies. In addition to soliciting stockholders by mail through our employees, we will request banks, brokers and other custodians, nominees and fiduciaries to solicit customers for whom they hold our stock and will reimburse them for their reasonable, out-of-pocket costs. We may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation.

     Voting of Proxies. All valid proxies received before the meeting will be exercised. All shares represented by a proxy will be voted, and where a proxy specifies a stockholder's choice with respect to any matter to be acted upon, the shares will be voted in accordance with that specification. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. A stockholder giving a proxy has the power to revoke his or her proxy at any time before it is exercised by delivering to the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

     We have a classified Board of Directors (Board) consisting of three Class I directors, two Class II directors and three Class III directors, who will serve until the annual meeting of stockholders to be held in 2008, 2009 and 2007, respectively, and until their respective successors are dully elected and qualified. At each annual meeting of stockholders, directors are elected for a term of three years to succeed those directors whose terms expire at the annual meeting dates.

     The terms of the Class III directors will expire on the date of the upcoming annual meeting. Accordingly, three persons are to be elected to serve as Class III directors of the Board at the meeting. Management's nominees for election by the stockholders to those three positions are the current Class III members of the Board, Elizabeth Hambrecht, Robert McKay and James Rosenfield. If elected, the nominees will serve as directors until our annual meeting of stockholders in 2010 and until their successors are elected and qualified. If any of the nominees declines or becomes unavailable to serve for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate.

     If a quorum is present and voting, the three nominees for Class III directors receiving the highest number of votes will be elected as Class III directors. Abstentions and broker non-votes have no effect on the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES NAMED ABOVE.

     The following table sets forth, for our current directors, including the Class III nominees to be elected at this meeting, information concerning their ages as of March 31, 2007.

                                                                                                       Director
Name                                 Position With the Company                        Age                Since
----                                 -------------------------                        ---                -----
Class I directors whose term expires at the 2008 Annual Meeting of Stockholders:
George Hirsch (1)                    Director                                           72               2003
John Warnock  (2)                    Director                                           66               2001
Deepak Desai (1)                     Director                                           48               2004

Class II directors nominated for election at the 2009 Annual Meeting of Stockholders:
Robert Ellis (1)                     Director                                           71               2001
David Talbot                         Director, Chairman                                 55               1995

Class III directors nominated for election at the  2007 Annual Meeting of Stockholders:
Elizabeth Hambrecht                  Director, President, Chief Executive               44               2003
                                     Officer
Robert McKay                         Director                                           43               2001
James Rosenfield (2)                 Director                                           78               1998

     (1)  Member of Audit Committee
     (2)  Member of Compensation Committee

Directors of the Registrant

     Deepak Desai has served as a Director of Salon since September 2004. He joined GlobalEnglish Corporation in June 2002 as its Chief Financial Officer and in December 2005 was appointed its President and Chief Executive Officer. From December 2001 to May 2002, Mr. Desai was the interim Chief Financial Officer for Pointcross, Inc., and from July 2001 to October 2001, he was the interim Co-Chief Executive Officer of Yesasia.com Ltd. From August 1999 to June 2001, Mr. Desai was the Chief Financial Officer of Asiacontent.com Ltd. From July 1987 to July 1999, Mr. Desai held various positions with Time Warner, Inc., including General Manager and Chief Financial Officer with Time Life Asia, Associate Business Manager, Financial Manager and Assistant Business Manager with Time Inc. and Senior Auditor with Time Warner Inc. Mr. Desai is a Certified Public Accountant, received a Bachelor of Commerce in Accounting from the University of Bombay, India and an M.B.A. with a Finance emphasis from the Wharton School of Business of the University of Pennsylvania.

     Robert Ellis has served as a Director of Salon since August 2001. He is an advisor, investor, and director of Internet companies. He currently serves on the board of VerticalResponse.com From 1997 through 1999, he was the publisher, board member and early investor of XOOM.com (XMCM) that was merged with the National Broadcasting Company, Inc.'s Internet properties. He formerly served as President of eNature.com, a nature content site on the web. In 1996, he founded and produced Bonjour Paris, a travel destination site in France featured on America Online. Prior to that, he founded and owned Compact Publishing, for which he developed the Time Almanac with Time Magazine. He formerly was a correspondent for Time Magazine. Mr. Ellis holds an M.A. degree in History from the University of Chicago and a B. A. in Philosophy from Yale University.

     Elizabeth Hambrecht has served as Salon's Chief Executive Officer since February 2005 and Salon's President since October 2003. From May 2003 through February 2005 she also served as Salon's Chief Financial Officer and Secretary. From 1999 to March 2003, she was co-founder and Director of Asiacontent.com, an online media company focused on Asian markets. From 1997 to 2000 she was co-founder, Chief Financial Officer and Director of Boom.com, a Hong Kong-based online stock trading company. From 1992 to 1995 she was Executive Director at Goldman Sachs (Hong Kong) Ltd. From 1987 to 1992 she was Assistant Director at Barings Securities (Hong Kong) Ltd. Ms Hambrecht holds a Bachelor of Arts degree in History from Vassar College. She sits on the Board of Trustees of the San Francisco Friends School, and Northern California Public Broadcasting, a public broadcast company for Northern California.

     George Hirsch has served as a Director of Salon since April 2003. Mr. Hirsch is the Chairman of the Board of the U.S. subsidiary of La Cucina Italiana magazine. From 1978 to 1987, he was the founding publisher and president of The Runner magazine at which time it was merged into Runner's World. From 1987 until his retirement in 2004, he held various positions with Rodale, Inc., including Worldwide Publisher of Runner's World, Publishing Director of Men's Health, and Director of International Magazines. In 1973, he was founding publisher of New Times magazine and served as its President through 1979. In 1967, he was the founding publisher of New York magazine and served as its President through 1971. From 1962 through 1967, he held various positions with Time Inc. Mr. Hirsch holds a Masters in Business Administration from the Harvard University and a B.A. in History from Princeton University. He is the Chairman of the Board of the New York City Marathon (New York Roadrunners.)

     Robert McKay has served as a Director of Salon since August 2001. He has served as the President of the McKay Family Foundation since its inception in 1992, which supports community-based activist organizations working for long-term social and economic change. Mr. McKay is also the Managing Partner for the McKay Investment Group, which provides venture capital for early-stage technology and consumer product companies. He also serves as a Board member of Ms. Foundation for Women and Mother Jones. Mr. McKay received his B.A. degree in Political Science and Sociology from Occidental College, and his M.A. in Social and Public Policy from the University of California, Berkeley.

     James H. Rosenfield has served as a Director of Salon since April 1998. Mr. Rosenfield has been the President of JHR & Associates, a media-consulting firm, since 1998. From 1994 to 1998, Mr. Rosenfield was Managing Director at the investment-banking firm of Veronis Suhler & Associates. From 1987 to 1994, he was Chairman and Chief Executive Officer of John Blair Communications, Inc., a television sales and syndication company. From 1965 to 1985, Mr. Rosenfield held various executive positions at CBS Corporation, a television broadcasting and media company, including Executive Vice President of the Broadcast Group. Mr. Rosenfield holds a B.A. degree in English from Dartmouth College.

     David Talbot founded Salon in 1995. He served as Chief Executive Officer from 1995 through April 1999 and again from October 2003 through February 2005. He was the Chairman of the Board from April 1999 through December 2006. He served as Editor-in-Chief from Salon's incorporation in 1995 through February 2005. From 1990 to 1995, Mr. Talbot was the Sunday magazine editor and arts & features editor for the San Francisco Examiner newspaper. Mr. Talbot is the author of the New York Times best-seller, "Brothers: The Hidden History of the Kennedy Years," recently published by Free Press/Simon & Schuster. Mr. Talbot has written for numerous publications including Time, The New Yorker and Rolling Stone. In July 2007, Mr. Talbot joined Fenton Communications as a Senior Vice President. Mr. Talbot holds a Bachelor of Arts degree in Sociology from the University of California at Santa Cruz.

     John Warnock has served as a Director of Salon since August 2001 and was appointed Chairman of the Board in December 2006. He was a founder of Adobe Systems and has been its Chairman of the Board since April 1989. Since September 1997, he has shared the position of Adobe Chairman of the Board with Charles M. Geschke. Dr. Warnock served as Chief Executive Officer of Adobe from 1982 through December 2000. Dr. Warnock received a Ph.D. in Electrical Engineering from the University of Utah. Dr. Warnock served as a Director for Knight Ridder, Inc., a publisher of news and information in digital and hard copy formats, until its sale in June 2006.


                              CORPORATE GOVERNANCE

Director Independence

     The Board of Directors has determined that, other than Elizabeth Hambrecht, each of the members of the Board is an independent director.

Committees and Meeting Attendance

     The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. Other than the Nominating Committee, each of these committees operates under a written charter adopted by the Board. Copies of these charters are available on our website at www.salon.com. During the fiscal year ended March 31, 2007, the Board held six meetings, the Audit Committee held five meetings and the Compensation Committee held two meetings and the Nominating Committee held no meetings. Other than Robert McKay, James Rosenfield and David Talbot, during such fiscal year, no Director attended fewer than 75% of the total number of meetings of the Board and all of the Board committees on which such Director served.

     Audit Committee. The members of the Audit Committee during the fiscal year ended March 31, 2007, were Deepak Desai, Robert Ellis and George Hirsch. Deepak Desai serves as Salon's financial expert as defined by the Securities and Exchange Commission. The Audit Committee operates under a charter that is available on our website at www.salon.com. The functions of the Audit Committee include retaining our independent auditors, reviewing their independence, reviewing and approving the planned scope of our annual audit, reviewing and approving any fee arrangements with our auditors, overseeing their audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing the adequacy of accounting and financial controls, reviewing our critical accounting policies and reviewing and approving any related party transactions.

     Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 3.

     Compensation Committee. The members of the Compensation Committee during the fiscal year ended March 31, 2007 were James Rosenfield and John Warnock. The Compensation Committee operates under a charter that is available on our website www.salon.com. The Compensation Committee sets the salary and bonus earned by the Chief Executive Officer, and reviews and approves salary and bonus levels for other executive officers. The Compensation Committee does not approve stock option grants to executive officers.

     The purpose of the Compensation Committee is to assist the Board of Directors in carrying out its responsibilities with respect to: (i) overseeing the Company's compensation policies and practices; (ii) reviewing and approving annual compensation and compensation procedures for the Company's executive officers; (iii) reviewing and approving employment agreements; and (iv) overseeing and recommending director compensation to the Board of Directors. More specifically, the Compensation Committee's responsibilities include: overseeing the Company's general compensation structure, policies and programs, and assessing whether the Company's compensation structure establishes appropriate incentives for management; making recommendations to the Board of Directors with respect to, and administering, the Company's equity-based compensation plans; reviewing and approving compensation procedures for the Company's executive officers; reviewing and approving employment and retention agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements; and reviewing the compensation of directors for service on the Board of Directors and its committees and recommending changes in compensation to the Board of Directors. The Compensation Committee Charter does not provide for any delegation of these Compensation Committee's duties. The Company does not currently engage any consultant related to executive and/or director compensation matters.

     Nominating Committee. The members of the Nominating Committee during the fiscal year ended March 31, 2007, were David Talbot, Elizabeth Hambrecht and Robert McKay. The Nominating Committee held no meetings during the fiscal year ended March 31, 2007. The responsibilities of the Nominating Committee include:

     o Identification of qualified candidates to become Board members and CEO;
     o Selection of nominees for election as Directors at the next annual meeting of stockholders or any special meeting of stockholders at which Directors are to be elected;
     o    Selection of candidates to fill any vacancies on our Board.

Communications with Directors

     Any stockholder may contact our Board or individual members of our Board by sending written communications to the care of the Corporate Secretary of our Company at Salon Media Group, Inc., 101 Spear Street, Suite 203, San Francisco, CA 94105. The Corporate Secretary of our Company will collect and forward all such communications, as appropriate, to our Board or specified Board member.

Director Attendance at Annual Meetings

     The Company does not have a policy requiring Board members' attendance at the annual stockholders meeting.

Code of Business Conduct and Ethics

     The Board has also adopted a Code of Conduct and Policy Regarding Reporting of Possible Violations (the Code) that applies to all of our employees, officers and Directors. The Code can be found at our Website www.salon.com.

Compensation Committee Interlocks and Insider Participation

     None of the Company's executive officers has served as a member of the compensation committee or board of directors of any other entity that has an executive officer serving as a member of the Company's Board of Directors.

Certain Relationships and Related Transactions

     On October 10, 2000, Salon loaned its former Chairman $75,179 with an agreed 6.3% annual interest rate with no due date. During the year ended March 31, 2007, the balance of the principal of $48,016 was paid off in its entirety, as well as $1,480 of interest.

     During the year ended March 31, 2007, the following warrants were exercised by related parties:

                                                                                         Exercise
 Issue         Exercise                                                    Warrant       Price per           Cash
  Date           Date                 Warrant Holder                        Shares         Share           Received
-------------------------------------------------------------------------------------------------------------------
04/10/03       04/05/06    John Warnock (1)                                 15,000         $0.834       $   12,506
04/29/03       04/05/06    John Warnock (1)                                 15,000         $0.901           13,518
08/09/01       05/11/06    Sarah & William Hambrecht Foundation (2)         30,000         $2.188           65,652
06/12/03       05/11/06    The Hambrecht 1980 Revocable Trust (3)            7,500         $0.901            6,759
06/12/03       05/11/06    WR Hambrecht + Co LLC (4)                         7,500         $0.901            6,759
07/10/03       05/11/06    HAMCO Capital Corporation (5)                     7,500         $0.834            6,253
11/24/03       05/11/06    HAMCO Capital Corporation (5)                     7,500         $0.901            6,759
02/10/04       05/11/06    The Hambrecht 1980 Revocable Trust (3)           15,000         $0.690           10,350
06/04/04       05/11/06    HAMCO Capital Corporation (5)                     4,064         $2.748           11,171
06/04/04       05/11/06    The Hambrecht 1980 Revocable Trust (3)           14,129         $2.748           38,833
02/02/05       05/11/06    HAMCO Capital Corporation (5)                     1,718         $3.220            5,532
02/02/05       05/11/06    The Hambrecht 1980 Revocable Trust (3)           15,381         $3.220           49,529
05/28/03       05/12/06    John Warnock (1)                                 45,000         $0.901           40,553
07/10/03       05/12/06    John Warnock (1)                                 15,000         $0.833           12,506
07/30/03       05/12/06    John Warnock (1)                                 15,000         $0.690           10,350
08/29/03       05/12/06    John Warnock (1)                                 15,000         $0.690           10,350
09/12/03       05/12/06    John Warnock (1)                                 15,000         $0.901           13,518
09/29/03       05/12/06    John Warnock (1)                                 15,000         $1.036           15,542
10/10/03       05/12/06    John Warnock (1)                                 15,000         $0.901           13,518
10/30/03       05/12/06    John Warnock (1)                                 15,000         $0.901           13,518
11/12/03       05/12/06    John Warnock (1)                                 15,000         $0.969           14,530
11/24/03       05/12/06    John Warnock (1)                                 15,000         $0.901           13,518
12/11/03       05/12/06    John Warnock (1)                                 15,000         $0.901           13,518
12/30/03       05/12/06    John Warnock (1)                                 75,000         $0.690           51,750
12/31/03       05/12/06    John Warnock (1)                                 15,000         $0.690           10,350
08/09/01       06/29/06    John Warnock (1)                                 50,000         $2.188          109,419
08/09/01       08/08/06    WR Hambrecht + Co LLC (4)                        20,000         $2.188           43,768
08/29/03       08/29/06    Eu Revocable Trust (6)                            3,750         $0.690            2,587
                                                                       ------------                    ------------
                           Total exercised                                 499,042                      $  622,916
                                                                       ============                    ============

(1)  John Warnock is the Chairman of the Board of Directors of Salon.

(2) Elizabeth Hambrecht, Salon's CEO and President and her father, William Hambrecht, have voting rights in the Sarah and William Hambrecht Foundation.

(3) The Hambrecht 1980 Revocable Trust is a trust of William Hambrecht, the father of Salon's CEO and President.

(4) William Hambrecht is the Chairman and Chief Executive Officer of WR Hambrecht + Co. LLC. Elizabeth Hambrecht has a pecuniary interest in WR Hambrecht + Co. LLC.

(5) William Hambrecht and Elizabeth Hambrecht have an ownership interest in HAMCO Capital Corporation.

(6)  The Eu Revocable Trust is for the benefit of Elizabeth Hambrecht.

     During the year ended March 31, 2007, warrants for 92,300 shares of common stock were converted by related parties to 57,741 shares of common stock for which Salon did not receive any consideration under the net exercise provisions of the warrants, as follows:

                                                                                          Exercise
 Issue          Exercise                                                  Warrant         Price per      Converted
  Date            Date               Warrant Holder                       Shares            Share         Shares
-------------------------------------------------------------------------------------------------------------------
04/10/03        04/04/06     Ironstone Group, Inc (1)                        15,000         $0.834          12,766
04/29/03        04/25/06     Ironstone Group, Inc (1)                        15,000         $0.901          12,183
10/06/03        05/11/06     Ironstone Group, Inc (1)                        15,000         $1.036          10,909
10/30/03        05/11/06     Ironstone Group, Inc (1)                         7,500         $0.901           5,721
08/09/01        08/09/06     McKay Investment Group (2)                      24,800         $2.188           7,840
02/10/04        02/07/07     WR Hambrecht + Co Inc. (3)                      15,000         $0.690           8,322
                                                                      --------------                ---------------
                             Total converted                                 92,300                         57,741
                                                                      ==============                ===============

(1)  William Hambrecht has an ownership interest in Ironstone Group, Inc.

(2) Salon Director Robert McKay is the managing partner of the McKay Investment Group.

(3) William Hambrecht is the Chairman and Chief Executive Officer of WR Hambrecht + Co. Inc. Elizabeth Hambrecht has a pecuniary interest in WR Hambrecht + Co. Inc.

     During the year ended March 31, 2007, the following related parties purchased shares of Salon's Series D preferred stock:

                                                           Series D       Cash         Shares       Warrants
Purchaser                                       Date       Subclass     Received       Issued        Issued
------------------------------------------   ----------   ----------   -----------    ---------   ------------
The Hambrecht 1980 Revocable Trust (2)        07/27/06       D-3         $150,000          125          9,097
John Warnock (1)                              07/27/06       D-3           99,600           83          6,040
John Warnock (1)                              07/27/06       D-4           50,400           42          3,056
The Hambrecht 1980 Revocable Trust (2)        09/21/06       D-4          200,400          167         17,599
John Warnock (1)                              09/21/06       D-4          199,200          166         17,494
John Warnock (1)                              12/18/06       D-4           50,400           42          8,244
John Warnock (1)                              12/18/06       D-5          150,000          125         24,536
                                                                       -----------    ---------   ------------
                                                                         $900,000          750         86,066
                                                                       ===========    =========   ============

(1)  John Warnock is the Chairman of the Board of Directors of Salon.

(2) The Hambrecht 1980 Revocable Trust is a trust of William Hambrecht, the father of Salon's CEO and President.

     In November 2006, William Hambrecht, the father of Salon's CEO and President sold to her in a private transaction 146 shares of Series D-1 preferred stock and 188 shares of Series D-2 preferred stock.

Policies with Respect to Review, Approval or Ratification of Transactions with Related Persons

     Salon has relied on cash infusion from related persons to meet cash operating needs from the year ended March 31, 2003 through the year ended March 31, 2007. During this period of inadequate cash, the Board of Directors approved related person transactions after full disclosure of the interests of related parties. Subsequent to March 31, 2007, Salon's Audit Committee will separately review, approve and/or ratify all related party transactions, as the Audit Committee is empowered to do under Salon's Audit Committee Charter.

     Salon has disclosed in filings with the Securities and Exchange Commission
(SEC) all related party transactions. The SEC defines a related party transaction to include any transaction, arrangement or relationship in which Salon is a participant and in which any of the following persons has or will have a direct or indirect material interest:

     o    An executive officer, director or director nominee of Salon;
     o Any person who is known to be the beneficial owner of more than 5% of Salon's common stock;
     o Any person who is an immediate family member of an executive officer, director or director nominee of Salon or beneficial owner of more than 5% of Salon's common stock;
     o Any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person, together with any other of the foregoing, has a 5% or greater beneficial interest.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms filed by such persons.

     Based solely on Salon's review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with, except for a Form 4 for Robert McKay, a Director of Salon, for the August 9, 2006 cashless conversion of a warrant to common stock that was filed on August 14, 2006.

                                 PROPOSAL NO. 2

                          APPROVAL OF AMENDMENT TO THE
                     SALON MEDIA GROUP, INC. 2004 STOCK PLAN

     At the annual meeting, the stockholders will be asked to approve an amendment to the Salon Media Group, Inc. 2004 Stock Plan (the "2004 Plan") to increase by 875,000 the maximum number of shares of Common Stock that may be issued under that plan and to allow for the grant of restricted stock awards. The Board of Directors believes that in order to successfully attract and retain the best possible candidates for positions of responsibility, the Company must continue to offer a competitive equity incentive program. As of June 30, 2007, approximately 229,000 shares remained available for the future grant of stock options under the 2004 Plan, a number that the Board believes to be insufficient to meet the Company's anticipated needs. Amending the 2004 Plan to allow for the grant of restricted stock awards will enable the Company to meet its obligation to make such grants as stipulated in an employment agreement with its Senior Vice President - Publisher. Therefore, the Board of Directors has unanimously adopted, subject to stockholder approval, amendments to authorize the grant of restricted stock awards and to increase the maximum number of shares of Common Stock issuable under the 2004 Plan by 875,000 shares to a total of 3,175,000 shares to ensure that the Company will continue to have available a reasonable number of shares for its equity compensation program.

Summary of the 2004 Plan, as Amended

     The following summary of the 2004 Plan is qualified in its entirety by the specific language of the 2004 Plan, a copy of which is available to any stockholder upon request by writing to the Corporate Secretary, Salon Media Group, Inc., 101 Spear Street, Suite 203, San Francisco, CA 94105, or by e-mail to investor@salon.com. The 2004 Plan may also be viewed without charge on the SEC website at www.sec.gov.

     General. Under the 2004 Plan, as proposed to be amended, employees, consultants and directors of the Company may be granted equity-based incentive awards in the form of stock options and restricted stock awards. In addition to stock options, the 2004 Plan as currently in effect authorizes the grant of stock purchase rights pursuant to which a designated participant may immediately purchase shares at a discount of up to 15% from the fair market value of the shares on the purchase date. The amended 2004 Plan would permit the grant of restricted stock bonuses, as well as the direct sale to participants of shares of stock at prices determined by the Board of Directors.

     Authorized Shares. Currently, a maximum of 2,300,000 of the authorized but unissued or reacquired shares of Common Stock of the Company may be issued under the 2004 Plan. Of this amount, as of June 30, 2007, a total of approximately 38,000 shares had been issued upon the exercise of previously granted options and options to purchase approximately 2,033,000 shares remained outstanding. The Board of Directors has amended the 2004 Plan, subject to stockholder approval, to increase the maximum number of shares that may be issued under the 2004 Plan to 3,175,000. If any outstanding option expires, terminates or is canceled, or if shares acquired pursuant to an award are repurchased by the Company at their original exercise or purchase price, the expired or repurchased shares are returned to the 2004 Plan and again become available for grant. However, no more than 3,175,000 shares, including shares that have been issued previously, will be available under the 2004 Plan for issuance upon the exercise of incentive stock options, as defined in Section 422 of the Internal Revenue Code, regardless of whether any of such shares are subsequently repurchased.

     Appropriate and proportionate adjustments will be made to the maximum number of shares issuable under the 2004 Plan, the foregoing limit on incentive stock option shares, the Grant Limit described below and the number of shares and their exercise or purchase price under outstanding awards upon any stock dividend, stock split, reverse stock split, recapitalization or similar change in our capital structure.

     Administration. The 2004 Plan is administered by the Board of Directors or the Compensation Committee of the Board, which, in the case of options intended to qualify for performance-based compensation treatment under Section 162(m), must be comprised solely of two or more "outside directors" within the meaning of Section 162(m). (For purposes of this discussion, the term "Board" refers to either the Board of Directors or such committee.) Subject to the provisions of the 2004 Plan, the Board determines the persons to whom awards are to be granted, the number of shares to be covered by each award, whether an option is to be an incentive stock option or a nonstatutory stock option, the timing and terms of exercisability and vesting of each award, the purchase price and the type of consideration to be paid to the Company upon the exercise of each award, the time of expiration of each award, and all other terms and conditions of the awards. The Board may amend or cancel any award, waive any restrictions or conditions applicable to any award, and accelerate, extend or defer the exercisability or vesting of any award. The Board has the authority to interpret the provisions of the 2004 Plan and awards granted thereunder, and any such interpretation of the Board will be binding.

     Eligibility. Options and restricted stock awards may be granted under the 2004 Plan to employees , directors and consultants of the Company or of any parent or subsidiary of the Company. As of June 30, 2007, the Company had approximately sixty employees, five executive officers, seven directors and one consultant who were eligible under the 2004 Plan. While any eligible person may be granted nonstatutory stock options, only employees may be granted incentive stock options.

     Stock Options. Each option granted under the 2004 Plan will be evidenced by a written agreement between the Company and the participant specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the 2004 Plan.

     The Board may grant nonstatutory stock options, incentive stock options within the meaning of Section 422 of the Code, or any combination of these. The exercise price of each option may not be less than the fair market value of a share of our common stock on the date of grant. However, any incentive stock option granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company (a "10% Stockholder") must have an exercise price equal to at least 110% of the fair market value of a share of common stock on the date of grant. The closing price of our Common Stock as reported on the Over-the-Counter Bulletin Board on August 10, 2007 was $1.20 per share.

     The 2004 Plan provides that the option exercise price may be paid in cash or its equivalent; by means of a broker-assisted cashless exercise; by tender to the Company of shares of common stock owned by the participant having a fair market value not less than the exercise price (to the extent legally permitted); by such other lawful consideration as approved by the Committee; or by any combination of these. Nevertheless, the Committee may restrict the forms of payment permitted in connection with any option grant. No option may be exercised unless the participant has made adequate provision for federal, state, local and foreign taxes, if any, relating to the exercise of the option, including, if permitted or required by the Company, through the participant's surrender of a portion of the option shares to the Company.

     Options will become vested and exercisable at such times or upon such events and subject to such terms, conditions, performance criteria or restrictions as may be specified by the Board. The maximum term of an option granted under the 2004 Plan is 10 years, provided that an incentive stock option granted to a 10% Stockholder must have a term not exceeding 5 years. An option generally will remain exercisable for three months following the participant's termination of service, unless such termination results from the participant's death or disability, in which case the option generally will remain exercisable for 12 months following termination, provided that in no case may an option be exercised after its expiration date.

     Incentive stock options are not transferable by the participant other than by will or by the laws of descent and distribution, and are exercisable during the participant's lifetime only by the participant. Nonstatutory stock options granted under the 2004 Plan may be assigned or transferred to the extent permitted by the Board and set forth in the option agreement.

     Restricted Stock Awards. As amended, the 2004 Plan would authorize the Board to grant restricted stock awards either in the form of a restricted stock purchase right, giving a participant an immediate right to purchase common stock, or in the form of a restricted stock bonus, in which stock is issued in consideration for services to the Company rendered by the participant. The Board will determine the purchase price payable under restricted stock purchase awards, which may be less than the then current fair market value of our common stock. Payment of the purchase price for shares subject to a restricted stock purchase right may be made in cash or its equivalent or by other consideration approved by the Board. Restricted stock awards will be evidenced by a written agreement between the Company and the participant and may be subject to vesting conditions based on such service or performance criteria as the Board specifies. Shares acquired pursuant to a restricted stock award may not be transferred by the participant until vested. Unless otherwise provided by the Board, a participant will forfeit any shares of restricted stock as to which the vesting restrictions have not lapsed prior to the participant's termination of service. Unless otherwise determined by the Board, participants holding restricted stock will have the right to vote the shares and to receive any dividends paid, except that dividends or other distributions paid in shares will be subject to the same restrictions as the original award.

     Grant Limit. Under the "Grant Limit" contained in the 2004 Plan, no employee may be granted during any fiscal year options to purchase more than 300,000 shares of Common Stock. This Grant Limit is intended to permit compensation received by certain executive officers in connection with options granted under the 2004 Plan to qualify as performance-based compensation under section 162(m) of the Internal Revenue Code. Performance-based compensation is not counted toward the limit on the amount of executive compensation that public companies are permitted to deduct for federal income tax purposes under Section 162(m).

     Change in Control. The 2004 Plan defines a "Change in Control" of the Company as any of the following events as a result of which the stockholders of the Company immediately before the event do not retain immediately after the event, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the event, direct or indirect beneficial ownership of a majority of the total combined voting power of the voting securities of the Company, its successor or the corporation to which the assets of the Company were transferred: (i) a sale or exchange by the stockholders in a single or series of related transactions of more than 50% of the Company's voting stock; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

     If a Change in Control occurs, the surviving, continuing, successor or purchasing entity or its parent may, without the consent of any participant, either assume or continue outstanding awards or substitute substantially equivalent awards for its stock. The Board may provide that awards will be deemed assumed if, for each share subject to the award prior to the Change in Control, its holder is given the right to receive the same amount of consideration that a stockholder would receive as a result of the Change in Control. Any awards which are not assumed or continued in connection with a Change in Control or exercised prior to the Change in Control will terminate effective as of the time of the Change in Control. The Board may provide for the acceleration of vesting of any or all outstanding awards upon such terms and to such extent as it determines. The 2004 Plan also authorizes the Board, in its discretion and without the consent of any participant, to cancel each or any award upon a Change in Control in exchange for a payment to the participant with respect to each vested share (and each unvested share if so determined by the Board) subject to the cancelled award of an amount equal to the excess of the consideration to be paid per share of common stock in the Change in Control transaction over the exercise price per share, if any, under the award.

     Termination or Amendment. The 2004 Plan will continue in effect until the earlier of its termination by the Board or the date on which all shares available for issuance under the plan have been issued and all restrictions on such shares under the terms of the plan and the agreements evidencing options granted under the plan have lapsed, provided that all awards must be granted within 10 years of the date on which the Board adopted the 2004 Plan. The Board may terminate, suspend or amend the 2004 Plan at any time. However, without stockholder approval, the Board may not amend the 2004 Plan to increase the total number of shares of Common Stock issuable thereunder, change the class of persons eligible to receive incentive stock options, or effect any other change that would require stockholder approval under any applicable law. No termination or amendment may affect an outstanding option unless expressly provided by the Board, nor, in any event, may it adversely affect an outstanding award without the consent of the participant, unless the amendment is necessary to comply with any applicable law.

Options Granted to Certain Persons

     The aggregate numbers of shares of Common Stock subject to options granted to certain persons under the 2004 Plan since its inception are as follows: (i) Elizabeth Hambrecht, President and Chief Executive Officer, 220,000 shares; (ii) Conrad Lowry, Chief Financial Officer and Secretary, 170,000 shares; (iii) Joan Walsh, Editor-in-Chief, 275,000 shares; (iv) Christopher Neimeth, Publisher, 200,000 shares; (v) Harvey Gamm, Senior Vice President - Sales, 43,800 shares;
(vi) all current executive officers as a group, an aggregate of 908,800 shares;
(vii) all current directors who are not executive officers as a group, an aggregate of 389,500 shares; and (viii) all employees, including current officers who are not executive officers, as a group, an aggregate of 731,628 shares.

Since its inception, no options have been granted under the 2004 Plan to any other nominee for election as a director, or any associate of any such director, nominee or executive officer, and no other person has been granted five percent or more of the total amount of options granted under the 2004 Plan.

Summary of U.S. Federal Income Tax Consequences

     The following summary is intended only as a general guide as to the U.S. federal income tax consequences of participation in the 2004 Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

     Incentive Stock Options. A participant recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option. Participants who neither dispose of their shares within two years following the date the option was granted nor within one year following the exercise of the option will normally recognize a capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. In such event, the Company will not be entitled to any corresponding deduction for federal income tax purposes. In the event of the participant's disposition of shares before both of these holding periods have been satisfied (a "disqualifying disposition"), the participant will recognize ordinary income equal to the spread between the option exercise price and the fair market value of the shares on the date of exercise, but in most cases not to exceed the gain realized on the sale, if lower. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the participant upon the disqualifying disposition of the shares generally should be deductible by the Company for federal income tax purposes, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

     In general, the difference between the option exercise price and the fair market value of the shares on the date when an incentive stock option is exercised, or at such later time as the shares vest, is treated as an adjustment in computing income that may be subject to the alternative minimum tax, which is paid if such tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits which may arise with respect to participants subject to the alternative minimum tax.

     Nonstatutory Stock Options. Options not designated or qualifying as incentive stock options are nonstatutory stock options having no special tax status. A participant generally recognizes no taxable income as the result upon receipt of such an option. Upon exercising a nonstatutory stock option, the participant normally recognizes ordinary income equal to the difference between the exercise price paid and the fair market value of the shares on the date when the option is exercised or such latter date as the shares vest (the later of such dates being referred to as the "determination date"). If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. If the determination date is after the exercise date, the participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to treat the exercise date as the determination date by filing an election with the Internal Revenue Service no later than 30 days after the date the option is exercised. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the exercise of a nonstatutory stock option, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

     Restricted Stock Awards. Acquisitions of restricted stock awards receive tax treatment that is similar to that of exercises of nonstatutory stock options. A participant acquiring restricted stock normally recognizes ordinary income equal to the difference between the amount, if any, the participant paid for the restricted stock and the fair market value of the shares on the determination date. If the participant is an employee, such ordinary income generally is subject to withholding of income and employment taxes. The participant may elect, pursuant to Section 83(b) of the Internal Revenue Code, to treat the acquisition date as the determination date by filing an election with the Internal Revenue Service. Upon the sale of restricted stock, any gain or loss, based on the difference between the sale price and the fair market value of the shares on the determination date, will be taxed as capital gain or loss. The Company generally should be entitled to a tax deduction equal to the amount of ordinary income recognized by the participant as a result of the acquisition of restricted stock, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code.

Required Vote and Board of Directors Recommendation

     If a quorum is present, approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 2004 STOCK PLAN

                                 PROPOSAL NO. 3

  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     The Audit Committee of the Board of Directors of the Company has selected Burr, Pilger & Mayer LLP as its independent registered public accounting firm to audit the consolidated financial statements of the Company for the fiscal year ending March 31, 2008. Burr, Pilger & Mayer LLP has served as our independent registered public accounting firm since November 14, 2003.

     A representative of Burr, Pilger & Mayer LLP is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Audit Fees

     The following table sets forth the aggregate fees billed to the Company for the fiscal years ended March 31, 2007 and March 31, 2006 by Burr, Pilger & Mayer
LLP:

                                              Fiscal 2007      Fiscal 2006
                                              -----------      -----------
     Audit Fees (1)......................         $85,241          $54,075
     Audit-Related Fees (2)..............              $0               $0
     Tax Fees (3)........................              $0               $0
     All Other Fees (4)..................              $0               $0

          (1) Audit Fees consist of fees billed for professional services rendered for the audit of the Company's consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Burr, Pilger & Mayer LLP in connection with statutory and regulatory filings or engagements.

          (2) Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not reported under "Audit Fees."

          (3) Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

          (4) All Other Fees consist of fees for products and services other than the services reported above.

     The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval. For the fiscal year ended March 31, 2007, all fees incurred from Burr, Pilger & Mayer LLP were solely for audit-related purposes and no other fees were incurred from them.

Vote Required and Board of Directors Recommendation

     If a quorum is present, approval of this proposal requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy and entitled to vote on this proposal. Abstentions and broker non-votes will be counted as present for purposes of determining if a quorum is present, but will not have any effect on the outcome of the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF BURR, PILGER & MAYER LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING MARCH 31, 2008.

EXECUTIVE COMPENSATION

     The following table shows, for the fiscal year ended March 31, 2007, the compensation of Salon's (i) principal executive officer; (ii) principal financial officer; and (iii) the three most highly compensated executive officers other than our principal executive officer and principal financial officer who were serving as executive officers as of March 31, 2007, collectively the "Named Executive Officers":

                                                 SUMMARY COMPENSATION TABLE

                                                                           Option         Non-Equity
                                                 Salary       Bonus        Awards       Incentive Plan
Name and Principal Position            Year        ($)         ($)         ($) (1)      Compensation ($)     Total ($)
--------------------------------     -------    ---------    --------     ---------    -----------------    ----------
Elizabeth Hambrecht (4)                2007      170,000           -         1,700                    -       171,700
   President and Chief Executive Officer

Conrad Lowry (4)                       2007      130,000           -         1,700                    -       131,700
   Chief Financial Officer and Secretary

Joan Walsh (4)                         2007      170,000           -        11,900                    -       181,900
   Editor-in-Chief

Christopher Neimeth (2)                2007      169,487           -       137,085               50,000       356,572
   Senior Vice President - Publisher

Harvey Gamm (3)                        2007      116,667      33,452           530              208,430       359,079
   Senior Vice President - Sales

(1) The amounts shown are the compensation costs recognized by Salon in fiscal year 2007 for option awards, as determined pursuant to Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payments ("SFAS 123R"), excluding any estimates of future forfeitures. These compensation costs reflect option awards made in fiscal year 2007. For a discussion of the assumptions used to calculate the value of the option awards, see Note 2 of the Notes to the Consolidated Financial Statements.

(2) Mr. Neimeth began employment with Salon on June 6, 2006 at a base annual salary of $200,000. The amounts shown under salary includes a signing bonus of $5,000 to cover legal costs. The non-equity incentive plan compensation amount reflects amount earned on attaining advertising revenue goals for the fiscal year and paid after conclusion of the fiscal year.

(3) Mr. Gamm was promoted to Senior Vice President - Sales on February 20, 2007 at a base annual salary of $150,000. The amounts shown for Mr. Gamm reflect activity for the entire fiscal year. The non-equity incentive plan compensation amount reflects commissions paid from April 1, 2006 through December 31, 2006. The $33,452 bonus was granted for his sales efforts between January 1, 2007 and March 31, 2007. At the discretion of Mr. Gamm, this amount has not been paid, but Salon expects such amount to be fully paid by December 31, 2007.

(4) Due to insufficient liquidity, no bonus or non-equity incentive plans were established for Ms. Hambrecht, Mr. Lowry and Ms. Walsh.

Grants of Plan-Based Awards in Fiscal 2007

     The following table presents information on equity awards granted during the 2007 fiscal year:

                                                       GRANTS OF PLAN BASED AWARDS

                                                                                   All Other
                                                                                    Option
                                                                                    Awards:                           Grant Date
                                         Estimated Future Payouts Under            Number of       Exercise or        Fair Value
                                        Equity Incentive Plan Awards (3)           Securities       Base Price         of Stock
                       Grant        -----------------------------------------      Underlying        of Option        and Option
Name                   Date          Threshold       Target       Maximum         Options (1)       Awards (2)          Awards
------------------- ------------    ------------    ---------   -------------    -------------    --------------    --------------
Elizabeth             12/7/2006                                                       25,000           $1.05             $20,400
Hambrecht

Conrad Lowry          12/7/2006                                                       25,000           $1.05             $20,400

Joan Walsh (4)        12/7/2006                                                      175,000           $1.05            $142,800

Christopher
Neimeth (3)            6/6/2006                                                      250,000           $3.20            $650,590
                      12/7/2006                                                       25,000           $1.05             $20,400

Harvey Gamm           12/7/2006                                                        3,800           $1.05              $3,101
                      3/22/2007                                                       20,000           $1.30             $19,240

(1) The option awarded to Mr. Neimeth on June 6, 2006 included 200,000 shares pursuant to the Salon Media Group, Inc. 2004 Stock Plan and 50,000 shares pursuant to a plan not approved by Salon's shareholders. The option awarded to Mr. Neimeth on December 7, 2006 was granted pursuant to a plan not approved by Salon's shareholders. Of the awards granted Mr. Neimeth, 118,750 shares are incentive stock options and 131,250 shares are non-qualified stock options. The options awarded the other Named Executives were incentive stock options.

(2) The exercise price per share of each option was equal to the fair market value of Salon's common stock on the date of grant.

(3) Mr. Neimeth's employment agreement stipulated that he would be eligible to receive 250,000 shares of restricted stock during his employment with Salon if mutually agreed goals were attained. These goals have yet to be determined, nor does Salon have an equity plan that allows for the granting of restricted stock. Salon contemplates soliciting approval of a plan to allow for granting of restricted stock no later than December 31, 2007.

(4)  Ms. Walsh was awarded an option to purchase 175,000 shares of common stock.

Profit Sharing Retirement Plan and 401(k) Savings Plan

     Salon has made no contributions to its profit sharing plan nor matched employee contributions to its 401(k) plan since its inception.

Outstanding Equity Awards at Fiscal 2007 Year-End

     The following table sets forth the outstanding equity awards for each Named Executive Officer as of March 31, 2007. Up through March 31, 2007, Salon has not granted equity awards other than stock options to any Named Executive Officer.

                                       OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

                                                                    Option Awards
                              -------------------------------------------------------------------------------------------
                                                                     Equity Incentive
                                Number of         Number of             Plan Awards:
                                Securities        Securities             Number of
                                Underlying        Underlying             Securities
                               Unexercised        Unexercised            Underlying             Option         Option
                                 Options            Options              Unexercised           Exercise      Expiration
Name                           Exercisable       Unexercisable        Unearned Options        Price ($)         Date
--------------------------    --------------    ----------------    ----------------------    -----------    ------------
Elizabeth Hambrecht                 125,000                                                         2.80        2/7/2015
                                                 (1)   25,000                                       1.05       12/7/2016

Conrad Lowry                            625                                                        30.00       9/27/2010
                                        500                                                         7.40       3/22/2011
                                        400                                                         7.40       3/22/2011
                                        500                                                         7.00        5/3/2011
                                      2,000                                                         2.80      10/24/2011
                                        750                                                         2.40      12/13/2011
                                     75,000                                                         2.80        2/7/2015
                                                 (1)   25,000                                       1.05       12/7/2016

Joan Walsh                              500                                                        10.40       9/24/2008
                                      1,000                                                       170.00       1/25/2010
                                        450                                                        40.00       8/17/2010
                                        750                                                        27.60       11/7/2010
                                        336                                                         7.40       3/22/2011
                                      1,000                                                         7.00        5/3/2011
                                      6,250                                                         2.80      10/24/2011
                                    100,000                                                         2.80        2/7/2015
                                                 (1)  175,000                                       1.05       12/7/2016

Christopher Neimeth                              (2)  200,000                                       3.20        6/6/2016
                                                 (3)   50,000                                       3.20        6/6/2016
                                                 (1)   25,000                                       1.05       12/7/2016

Harvey Gamm                          20,000                                                         5.20       5/16/2015
                                                 (1)    3,800                                       1.05       12/7/2016
                                                       20,000                                       1.30       3/22/2017

(1) Option vests 25% on December 7, 2007 and 1/48th per month thereafter provided the grantee continues to be employed by Salon.

(2) Option vests 25% on June 6, 2007 and 1/48th per month thereafter provided the grantee continues to be employed by Salon. In addition, (1) if Mr. Neimeth is terminated between March 31, 2007 and June 5, 2007, 50% of the shares subject to then outstanding options shall be fully vested and exercisable as of the date of his employment termination; (2) if Mr. Neimeth is terminated after June 5, 2007, 100% of his outstanding options shall be fully vested and exercisable as of the date of his employment termination; and (3) in the event of a change in control, all outstanding options become fully vested and exercisable. These options were granted pursuant to the Salon Media Group, Inc. 2004 Stock Plan.

(3) Option vests 25% on June 6, 2007 and 1/48th per month thereafter provided the grantee continues to be employed by Salon. In addition, (1) if Mr. Neimeth is terminated between March 31, 2007 and June 5, 2007, 50% of the shares subject to then outstanding options shall be fully vested and exercisable as of the date of his employment termination; (2) if Mr. Neimeth is terminated after June 5, 2007, 100% of his outstanding options shall be fully vested and exercisable as of the date of his employment termination; and (3) in the event of a change in control, all outstanding options become fully vested and exercisable. This option was granted pursuant to an option plan not approved by Salon's stockholders and as such is a non-statutory stock option.


Option Exercises during Fiscal Year 2007

     No Named Executive Officer exercised any option during fiscal year 2007.

Pension Benefits

     None of Salon's executive officers are covered by a pension plan or other similar benefit plan that provides for payments or other benefits at, following, or in conjunction with retirement.

Nonqualified Deferred Compensation

     Salon does not have any nonqualified deferred compensation plan.

Potential Payments Upon Termination or Change in Control

     Salon has not entered into employment agreements with its Named Executive Officers with the exception of Mr. Neimeth. However, Salon contemplates entering into employment agreements with Ms. Hambrecht, Ms. Walsh and Mr. Lowry by December 31, 2007 that will incorporate provisions for termination with cause, without cause, and for change in ownership.

     In the event Mr. Neimeth is terminated for a reason other than cause, he will be entitled to a severance payment of $200,000 and health care benefits of up to $31,520. If Mr. Neimeth were to have been terminated between March 31, 2007 and June 5, 2007, 50% of the shares subject to then outstanding options would have fully vested and exercisable; (2) if he is terminated after June 5, 2007, 100% of his outstanding options shall be fully vested and exercisable; and
(3) in the event of a change in control, all outstanding options become fully vested and exercisable. The acceleration of vesting, based on a common stock price of $1.40 per share, the closing price of our common stock on the Over the Counter Bulletin Board on March 30, 2007, less the applicable exercise price for each option for which vesting is accelerated would have a value of $8,750.

     Mr. Neimeth's compensation plan for fiscal year 2008 is based on attaining prescribed revenue goals. If Salon attains the lower threshold of its revenue goals, Mr. Neimeth will be entitled to approximately $163,000 and if Salon attains budgeted amounts, Mr. Neimeth will be entitled to approximately $200,000. In the event Mr. Neimeth is terminated for a reason other than cause, he will be entitled to receive an amount equal to the bonus earned through the date of termination.

Compensation of Directors

     The following table details the total compensation by Salon's non-employee directors for its 2007 fiscal year:

                                   Fees Earned
                                    or Paid in         Option
     Name                              Cash          Awards (3)      Total
     ---------------------------  ---------------  -------------  ----------
     Deepak Desai                              -           $239        $239
     Robert Ellis                              -           $239        $239
     George Hirsch                             -           $239        $239
     Robert McKay                              -           $239        $239
     James Rosenfield                          -           $239        $239
     David Talbot (1)                    $95,000           $239     $95,239
     John Warnock (2)                          -           $263        $263

(1) Mr. Talbot, the founder of Salon, served as Chairman of Board until December 2006, received fees for all of fiscal year 2007. The payment of fees to Mr. Talbot has been discontinued for fiscal year 2008.

(2) Mr. Warnock, Salon's largest shareholder, was appointed Chairman of the Board in December 2006.

(3) In December 2006, each director received an option to purchase 3,500 shares of common stock. The grant date fair value of each stock option award was $2,856. The exercise price per share for the grants to all of the directors except Mr. Warnock was $1.05. As Mr. Warnock owns 10% or more of the voting securities of Salon, the exercise price per share of his grant was determined at 110% of market, or $1.16. The amounts shown are the compensation costs recognized by Salon in fiscal year 2007 for option awards, as determined pursuant to SFAS 123R, excluding any estimates of future forfeitures. These compensation costs reflect option awards made in fiscal year 2007. For a discussion of the assumptions used to calculate the value of the option awards, see Note 2 of Notes to the Consolidated Financial Statements.

Compensation Discussion and Analysis

     The Compensation Committee has responsibility for setting the overall compensation strategy for Salon and aligning it to Salon's business goals. This includes determining the compensation of the Chief Executive Officer and other Named Executive Officers and ensuring that Salon's compensation program is fair, reasonable and competitive. The Compensation Committee makes recommendations to the Board on equity compensation with the Board having ultimate authority in making equity grants.

Objectives and Challenges of Salon's Compensation Program

     Salon's executive compensation program is designed to attract, retain and motivate outstanding executive officers capable of leading Salon to fulfill its business objectives, and to establish an appropriate link between executive compensation and achievement of Salon's strategic and financial performance goals that include attaining profitability, generating sufficient cash to fund operations, and ultimately, enhancing shareholder value.

     Due to insufficient cash, Salon has only been able to offer its Chief Executive Officer and President, its Editor-in-Chief and its Chief Financial Officer and Secretary a competitive base annual salary and has not been able to implement a non-equity incentive compensation plan, or award annual bonuses to these executives. As a consequence, Salon has had to rely on stock option awards in lieu of cash compensation for these officers. Cash constraints have hampered Salon in attracting new executives. Salon has therefore had to rely on offering substantial equity awards to entice prospective new executives to join Salon. Besides cash constraints, Salon faces challenges in hiring and retaining executives due to a relatively small pool of available executive talent in its industry. Salon has experienced difficulties in finding suitable executives to lead its sales and technology efforts, positions in high demand. As Salon's brand recognition has increased, so has the demand for its trained talent.

Role of Compensation Committee and Outside Consultants

     The Compensation Committee of the Board of Directors oversees and administers Salon's executive compensation program in accordance with the Compensation Committee Charter. The Compensation Committee meets on an as-needed basis to: (1) adjust and review salaries; (2) award bonuses; (3) approve offers to prospective new executive officers; (4) recommend equity grants for executive officers to the Board of Directors; and (5) set non-equity incentive compensation plans for Salon's Senior Vice President - Sales and for its Senior Vice President - Publisher. Subsequent to March 31, 2007, the Compensation Committee set fiscal year 2008 non-equity compensation plans for its Senior Vice President - Publisher and its Senior Vice President - Sales.

     Due to budgetary constraints, Salon has not utilized the services of outside consultants. Once Salon's operations generate sufficient cash to meet operating needs, the Compensation Committee will likely retain the services of outside consultants to review executive salaries for appropriateness and to formulate incentive plans for the Named Executive Officers. Salon's CEO however, meets with the Compensation Committee and makes salary recommendations.

Elements of Compensation

     Salon provides its executive officers with a compensation package consisting of base salary, commissions for its sales executives, and benefit plan participation generally available to other employees. In setting total compensation, the Compensation Committee considers individual and company performance, as well as current and projected cash balances. In determining the compensation for an executive who has been with Salon for a substantial amount of time, the Compensation Committee will consider what it might cost to hire that executive's replacement, the effect on attaining revenue goals, and the effect on the well being of Salon's Website.

Base Salary. Salaries for Salon's executive officers are initially set based on negotiation with the individual executive officers at the time of recruitment and with reference to salaries for comparable positions in the industry for individuals of similar education and background. Salon also considers the individual's experience, reputation in his or her industry and expected contributions to Salon. Base salary is continuously evaluated to ensure it is competitive and may be adjusted from time to time if Salon believes that it is no longer competitive, to match changes to an individual's job performance or duties, or to retain an executive. Cost of living salary adjustments are also granted to executive officers. In each case, Salon takes into account the results achieved by the executive, his or her future potential, scope of responsibilities and experience, competitive salary practices, the potential impediment in reaching profitability if the executive were to leave Salon, and cash projections. Salon has not utilized benchmarks or compensation studies in determining salary levels, but may do so in the future.

Bonuses and Non-Equity Incentive Plan Compensation. Each executive is eligible for a cash bonus. Due to limited cash, no bonuses have ever been granted in the past to Salon's Chief Executive Officer and President, Chief Financial Officer and Secretary and Editor-in-Chief. As attaining revenue goals is paramount in reaching profitability, fiscal year 2008 non-equity incentive plans have been developed for Mr. Christopher Neimeth, Salon's Senior Vice President - Publisher, and for Mr. Harvey Gamm, Salon's Senior Vice President - Sales. The plans for these two individuals are based on attaining a minimum revenue targets, and if the minimum targets are attained, Mr. Neimeth will receive approximately $163,000 and Mr. Gamm will receive $167,000. If budgeted amounts are attained, each executive will be entitled to receive approximately $200,000. These amounts may be earned and paid to these executives on attaining fiscal quarter revenue targets.

     At this time, Salon does not intend to formulate bonus and non-equity incentive plans for its Chief Executive Officer and President, its Chief Financial Officer and Secretary and its Editor-in-Chief due to uncertainty of its future cash position. In the event that future cash availability allows for the granting of bonuses to these individuals, the Compensation Committee will evaluate the performance of each of these individual in determining suitable bonus amounts.

     All bonus plans and non-equity incentive plans are approved by Salon's Compensation Committee upon consultation with the Chief Executive Officer.

Stock Options. Salon grants stock options to newly hired executives at the next regularly scheduled meeting of the Board of Directors, and subsequently to align their interests with those of its stockholders and as an incentive to remain with Salon. Salon believes that options to purchase its common stock, priced at the market price on the date of grant, are the best tool to motivate executives to build stockholder value. In addition, the granting of stock options has been an appealing form of compensation to Salon as their granting requires no cash outlay. However, these grants affect Salon's results of operations as they require Salon to record non-cash stock-based compensation. As options are not transferable, they have no value unless the price of the stock increases after a grant of options is made. Because these options typically vest over a four-year period, they are an incentive for executives to build Salon's value over time and encourage executives to remain in the long-term employment with Salon.

     The goals of Salon's option grant guidelines are to ensure that future grants are competitive from a grant value perspective and that option usage is consistent with option pool forecasts.

     During fiscal year 2007, the Board of Directors of Salon adopted a policy that options are to be granted only at regularly scheduled meetings of the Board. The proximity of any awards to an earnings announcement or other market events is coincidental. The exercise price of the options is the closing price of Salon's common stock on the date of the grant and the grant date is the date that the Board approves the grant. All new hires are awarded options and Salon's Compensation Committee makes recommendations to the Board of options grants to be made to executive officers.

     The number of stock options Salon granted to executives has varied widely. During fiscal year 2007, Salon made a large grant to: (1) Mr. Neimeth, upon his joining Salon, of a total 250,000 shares to offset a below market base annual salary and as an incentive to join Salon as it was felt his hiring was critical in attaining future revenue goals; and (2) Joan Walsh, Salon's Editor-in-Chief, of 175,000 shares, as an incentive to remain with Salon as Salon had insufficient cash to grant a cash bonus. In December 2006, with a falling common stock price and with most outstanding options being out-of-the-money, Salon granted options to all of its employees. The across the board grant to all employees took into consideration a number of factors, including performance of the individual, job level, and prior grants. Of these grants, Elizabeth Hambrecht, Conrad Lowry and Christopher Neimeth each received a grant for 25,000 shares, while Harvey Gamm only received a grant for 3,800 as he had not yet been promoted to Senior Vice President - Sales. Upon Mr. Gamm's promotion in February 2007, he received an additional grant of 20,000 shares as an inducement to create shareholder value.

     As an additional inducement in attaining revenue goals, Mr. Gamm's compensation plan for fiscal year 2008 includes provisions for the granting of 10,000 options per quarter if pre-determined advertising revenue goals are attained for the first three quarters of the year. As of this filing, Mr. Gamm was not eligible to receive an option of 10,000 shares for Salon's first fiscal quarter as revenue goals were not met.

     As of March 31, 2007, Salon's stock option plan allows for the granting of only 312,239 shares of common stock, of which it contemplates granting 114,000 to a Vice President of Technology. Salon is therefore limited to the number of option shares it can issue to its executive officers. As a result, Salon will seek approval at this shareholder meeting to increase the number of shares that may be issued under the current stock option plan.

Restricted Stock. Salon currently does not have an equity plan that allows for the issuance of restricted stock. As the employment agreement with Mr. Neimeth, Salon's Senior Vice President - Publisher stipulates that he be eligible to receive up to 250,000 shares of restricted stock, Salon will solicit approval of such a plan by Salon's Board of Directors and stockholders no later than December 31, 2007. After the creation of such an equity plan, the Compensation Committee will recommend to the Board of Directors that similar awards be made to the other Named Executive Officers. It is contemplated that such awards will vest over a period of four years and be subject to accelerated vesting in the event that the Named Executive Officer is terminated for reasons other than cause, or if a change in control event were to occur. Salon feels that the issuance of restricted stock will be a valuable incentive tool for its executives as this type of equity award will have immediate value upon vesting with no cash outlay by the company.

     The employment agreement with Mr. Neimeth stipulates that he be eligible to receive 250,000 shares of restricted stock if mutually agreed goals were attained. These goals have yet to be determined, but the

Compensation Committee contemplates setting them by December 31, 2007 that will include revenue and profitability components.

Perquisites. Salon does not offer any perquisites to its executive officers.

Retirement and Other Benefits. Salon has a 401(k) savings plan for its employees that allows for matching contributions and profit sharing. Due to limited cash, Salon has never made matching or profit sharing contributions and has no intent to do so in the 2008 fiscal year. Salon does not have a deferred compensation plan for any employee.

Named Executive Officer Cash Compensation

     Elizabeth Hambrecht, CEO and President, received a base annual salary of $170,000 during fiscal year 2007. Due solely to limited cash, Ms. Hambrecht did not receive any other form of cash compensation during fiscal year 2007.

     Conrad Lowry, CFO and Secretary, received a base annual salary of $130,000 during fiscal years 2006 and 2007. Due solely to limited cash, Mr. Lowry did not receive any other form of cash compensation during fiscal year 2007. Effective June 1, 2007, Mr. Lowry received a cost of living increase, raising his base annual salary to $140,000.

     Joan Walsh, Editor-in-Chief, received a base annual salary of $170,000 during fiscal year 2007. Effective April 1, 2007, Ms. Walsh's base annual salary was increased to $200,000 so as to be commensurate with the salary of Salon's Senior Vice President - Publisher. Due solely to limited cash, Ms. Walsh did not receive any other form of cash compensation during fiscal year 2007.

     Chris Neimeth joined Salon on June 6, 2006 as Senior Vice President - Publisher at a base annual salary of $200,000 and received a signing bonus of $5,000 to cover legal costs. Effective June 16, 2007, Mr. Neimeth received a cost of living increase, raising his base annual salary to $208,000. During fiscal year 2007, Mr. Neimeth met revenue goals as set by the Compensation Committee and received $50,000.

     Harvey Gamm, Senior Vice President - Sales received a base annual salary of $110,000 from April 1, 2006 through February 19, 2007. On February 20, 2007, Mr. Gamm was promoted to Senior Vice President - Sales and commenced receiving a base annual salary of $150,000. Mr. Gamm earned $208,430 of commissions after attaining predetermined advertising revenue goals. The commission plan for Mr. Gamm was formerly on a calendar year basis and was changed to a fiscal year basis effective January 1, 2007. As a consequence, for the three month period ended March 31, 2007, Mr. Gamm was awarded a bonus of $33,452 based on the revenue he generated during the period. The Compensation Committee has set certain advertising revenue goals for Mr. Gamm for fiscal year 2008 as part of his non-equity incentive compensation plan.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code limits deductions for executive compensation in excess of $1 million except for certain compensation which qualifies for a performance-based exception. Certain types of compensation in excess of $1 million are deductible by a company if performance criteria are specified in detail and are contingent on stockholder approval of the compensation arrangement. As Salon has been unable to award bonuses and other forms of non-equity incentive compensation to all of its Named Executive Officers due to limited cash, the $1 million limitation has not been a factor for Salon. In the future, Salon and the Compensation Committee will endeavor to structure executive compensation plans to achieve maximum deductibility under
Section 162(m) with minimal sacrifices of flexibility and impact on corporate objectives.

Accounting for Stock-Based Compensation

     Salon has expensed stock option grants under SFAS 123R which requires companies to include the fair value of equity compensation as a compensation expense in their income statements.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of Salon has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K.

                                                      THE COMPENSATION COMMITTEE
                                                                James Rosenfield
                                                                    John Warnock

Equity Compensation Plan Information

     The following table provides information about Salon's common stock that may be issued upon the exercise of options, warrants and rights under all of Salon's existing equity compensation plans as of March 31, 2007, including the Salon Internet, Inc. 1995 Stock Option Plan, the Salon Media Group, Inc. 2004 Stock Plan, the Salon Media Group, Inc. Non-Plan Stock Agreement and the 1999 Employee Stock Purchase Plan.

----------------------------------------------------------------------------------------------------------------
         Plan category             Number of securities to       Weighted-average        Number of securities
                                   be issued upon exercise      exercise price of      remaining available for
                                   of outstanding options,     outstanding options,     future issuance under
                                     warrants and rights       warrants and rights       equity compensation
                                                                                           plans, excluding
                                                                                       securities reflected in
                                                                                              column (a)

                                             (a)                       (b)                       (c)
----------------------------------------------------------------------------------------------------------------

Equity compensation plans                  2,080,040                  $4.80                    312,239
approved by security
holders
----------------------------------------------------------------------------------------------------------------

Equity compensation plans                    125,000                  $2.61                      None
not approved by security
holders
                                --------------------------------------------------------------------------------
Total                                      2,205,040                   N/A                     312,239
----------------------------------------------------------------------------------------------------------------

Equity Compensation Plans Not Approved by Security Holders

     In February 2005, Salon entered into a Non-Plan Stock Agreement with its then Chairman, pursuant to which Salon granted such person non-qualified options to purchase 50,000 shares of common stock at an exercise price of $2.80 per share. Such option grant did not receive stockholder approval. 50% of the shares subject to the option vested on the date of grant and 50% of the shares subject to the option vested in February 2006.

     In June 2006, Salon entered into a Non-Plan Stock Agreement with its Senior Vice President - Publisher, pursuant to which Salon granted such person non-qualified options to purchase 50,000 shares of common stock at an exercise price of $3.20 per share. Such option grant did not receive stockholder approval. 25% of the shares subject to the option vest after one year and 1/48th vest per month thereafter. In December 2006, Salon entered into another Non-Plan Stock Agreement with its Senior Vice President - Publisher, pursuant to which Salon granted such person non-qualified options to purchase 25,000 shares of common stock at an exercise price of $1.05 per share. Such option grant did not receive stockholder approval. 25% of the shares subject to the option vest after one year and 1/48th vest per month thereafter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of Common Stock and Common Stock equivalents of Salon as of June 1, 2007 (a) by each stockholder who is known by Salon to be the beneficial owner of more than 5% of the outstanding Common Stock and Common Stock equivalents or the combined total voting power of all classes of capital stock of Salon on a fully diluted, as converted basis, (b) by each director and nominee, (c) each executive officer named in the Summary Compensation Table, and (d) by all executive officers and directors of Salon as a group.

                                                     Amount and
                                                      Nature of
                                                     Beneficial       Percent
Name and Address of Beneficial Owner (1)            Ownership (2)   of Class (3)
------------------------------------------------  ----------------  ------------
William R. Hambrecht (4)                                2,183,011      56.0%
Shea  Ventures LLC (5)                                  1,210,866      40.1%
Adobe Systems Incorporated (6)                            431,117      19.1%
Octavia LLC (7)                                           359,819      15.8%
Wenner Media LLC (8)                                      268,424      12.3%
Constellation Venture Capital (9)                         168,226      8.1%
Nancy & Timothy Armstrong  (10)                           156,393      7.5%
HVS Boxers, LLC (11)                                      132,723      6.4%

Executive Officers and Directors
John Warnock (12)                                       4,910,442      76.3%
Elizabeth Hambrecht (13)                                  358,912      15.6%
Robert McKay (14)                                         325,975      14.5%
David Talbot (15)                                         286,478      12.9%
Joan Walsh (16)                                           110,285      5.4%
Conrad Lowry (17)                                          79,774      4.0%
Christopher Neimeth (18)                                   67,707      3.4%
James Rosenfield (19)                                      38,587      2.0%
George Hirsch (20)                                         33,232      1.7%
Harvey Gamm (21)                                           30,250      1.5%
Robert Ellis (22)                                          27,500      1.4%
Deepak Desai (23)                                          25,000      1.3%
All executive officers and directors
 as a group (12 persons)                                6,294,142     81.0%

(1) The address for all beneficial owners is c/o Salon Media Group, Inc., 101 Spear Street, Suite 203, San Francisco, CA 94105.

(2) Unless otherwise noted, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock and Common Stock equivalents shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(3) Calculated on the basis of 1,939,572 shares of Common Stock outstanding as of June 1, 2007, shares of Common Stock underlying options exercisable within sixty (60) days of June 1, 2007, shares of Common Stock that a shareholder has the right to acquire upon conversion of shares of Series A, B, C, and D Preferred Stock, and currently exercisable warrants to acquire shares of Common Stock are deemed outstanding for purposes of calculating the beneficial ownership of Common Stock of the holders of such options and warrants, as applicable, on a stand-alone basis, without considering the ownership interest of other stockholders.

(4) Mr. Hambrecht has an ownership interest in WR Hambrecht + Co., LLC and WR Hambrecht + Co., Inc. (together the "Hambrecht Entities") and is the Chairman and Chief Executive Officer of those entities. The Hambrecht Entities own 71,322 shares of Common Stock and 290,624 of Common Stock that the Hambrecht Entities have the right to acquire upon conversion of 50 shares of Series A Preferred Stock and 189 shares of Series C Preferred Stock. Elizabeth Hambrecht, Salon's President and Chief Executive Officer, has a pecuniary ownership interest in the Hambrecht Entities. Mr. Hambrecht individually owns 23,206 shares of common stock, 368,985 shares of Common Stock that Mr. Hambrecht has the right to acquire upon conversion of 189 shares of Series C Preferred Stock and 292 shares of Series D Preferred Stock and 26,696 shares of Common Stock issuable upon exercise of an immediately exercisable warrant. Includes ownership by The Sarah and William Hambrecht Foundation of 32,005 shares of Common Stock and 260,437 shares of common stock that the Foundation has the right to acquire upon conversion of 75 shares of Series A Preferred Stock and 108 shares of Series C Preferred Stock. William Hambrecht and Elizabeth Hambrecht are Directors and have voting rights in the Sarah & William Hambrecht Foundation. Includes ownership by HAMCO Capital Corporation, consisting of 20,782 shares of Common Stock and 165,984 shares of Common Stock that HAMCO has the right to acquire upon conversion of 127 shares of Series C Preferred Stock and 63 shares of Series D preferred stock. Mr. Hambrecht and Elizabeth Hambrecht, both have an ownership interest in HAMCO Capital. Includes ownership by Ironstone Group, Inc., consisting of 79,970 shares of Common Stock and 843,000 shares of Common Stock that Ironstone has the right to acquire upon conversion of 843 shares of Series C Preferred Stock. Mr. Hambrecht has an ownership interest in Ironstone Group, Inc. Mr. Hambrecht and Ms. Hambrecht disclaim beneficial ownership of the shares of Salon's Common Stock held directly by the Hambrecht Entities, HAMCO Capital and Ironstone, other than their proportionate ownership interest.

(5) Consists of 101,265 shares of Common Stock held by the stockholder and 951,062 shares of Common Stock that the stockholder has the right to acquire upon conversion of 125 shares of Series A Preferred Stock and 697 shares of Series C preferred Stock. Includes 30,539 shares of Common Stock of a trust, as well as 128,000 shares of Common Stock that the trust has the right to acquire upon conversion of 128 shares of Series C Preferred Stock. Edward Shea is the Manager of the stockholder and a Trustee of the trust, and is also a Director of Ironstone Group, Inc. mentioned under item
     (4).

(6) Consists of 109,379 shares of Common Stock held by the stockholder. Includes 314,680 shares of Common Stock that the stockholder has the right to acquire upon conversion of 125 shares of Series B Preferred Stock and 7,058 shares of Common Stock issuable upon exercise of an immediately exercisable warrant. Salon's Chairman John Warnock is the co-Chairman of the stockholder and disclaims beneficial ownership of the shares held by the stockholder.

(7) Consists of 17,085 shares of Common Stock held by the stockholder. Includes 342,014 shares of Common Stock that the stockholder has the right to acquire upon conversion of 62 shares of Series A Preferred Stock and 216 shares of Series C Preferred Stock.

(8) Consists of 18,424 shares of Common Stock held by the stockholder. Includes 250,000 shares of Common Stock that Wenner Media LLC has the right to acquire upon conversion of 250 shares of Series C Preferred Stock. Mr. Wenner, the Chairman and President of Wenner Media LLC served as a Director of Salon until February 2006.

(9) Consists of 33,084 shares of Common Stock held by Constellation Venture Capital, LP and 7,096 shares of Common Stock held by Constellation Venture Offshore, LP. Includes 105,689 shares of Common Stock that Constellation Venture Capital has the right to acquire upon conversion of 52 shares of Series A Preferred Stock and 22,357 shares of Common Stock that Constellation Venture Capital Offshore, LP has the right to acquire upon conversion of 11 shares of Series A Preferred Stock.

(10) Includes 136,168 shares of Common Stock that the stockholder has the right to acquire upon conversion of 209 shares of Series D Preferred Stock and 20,225 shares of Common Stock issuable upon exercise of an immediately exercisable warrant.

(11) Consists of 6,709 shares of Common Stock. Includes 126,014 shares of Common Stock that the stockholder has the right to acquire upon conversion of 62 shares of Series A Preferred Stock.

(12) Consists of 410,426 shares of Common Stock held by the Chairman of the Board of Salon. Includes 4,376,499 shares of Common Stock that the stockholder has the right to acquire upon conversion of 125 shares of Series A Preferred Stock, 3,474 shares of Series C Preferred Stock, and 874 shares of Series D preferred stock and 96,517 shares of Common Stock issuable upon exercise of immediately exercisable warrants. Includes 27,000 shares subject to options that may be exercised within sixty (60) days of June 1, 2007.

(13) Consists of 3,750 shares of Common stock held by the Officer. Includes 230,162 shares of Common Stock that the Officer has the right to acquire upon conversion of 31 shares of Series C Preferred Stock and 334 shares of Series D Preferred Stock. Includes 125,000 shares subject to options that may be exercised within sixty (60) days of June 1, 2007. Excludes her proportional beneficial ownership of amounts owned by the Hambrecht Entities and HAMCO Capital described in footnote (4).

(14) Consists of 4,200 shares of Common Stock held by the Robert McKay Family Partnership, 7,840 shares of Common Stock held by the McKay Investment Group and 2,921 shares of Common Stock in the Elaine McKay Family Partnership. Includes 284,014 shares of Common Stock that the McKay Investment Group, Inc. has the right to acquire upon conversion of 62 shares of Series A Preferred Stock and that the Elaine McKay Family Partnership has the right to acquire upon conversion of 158 shares of Series C Preferred Stock. Mr. McKay, a Director of Salon, is the Managing Partner of all the entities. Includes 27,000 shares subject to options that may be exercised within sixty (60) days of June 1, 2007.

(15) Consists of 384 shares of Common Stock, of which 128 shares are held by Camille Peri, Mr. Talbot's spouse, and 256 shares held in trust for the benefit of Mr. Talbot's children. Mr. Talbot disclaims beneficial ownership of the shares held individually by his spouse and in trust for his children. Includes 286,094 shares subject to options that may be exercised within sixty (60) days of June 1, 2007.

(16) Includes 110,285 shares subject to options that may be exercised within sixty (60) days of June 1, 2007.

(17) Includes 79,774 shares subject to options that may be exercised within sixty (60) days of June 1, 2007.

(18) Includes 67,707 shares subject to options that may be exercised within sixty (60) days of June 1, 2007.

(19) Includes 38,587 shares subject to options that may be exercised within sixty (60) days of June 1, 2007.

(20) Consists of 732 shares of Common Stock held by the Director and 32,500 shares subject to options that may be exercised within sixty (60) days of June 1, 2007.

(21) Consists of 10,250 shares of Common Stock held by the Officer and 20,000 shares subject to options that may be exercised within sixty (60) days of June 1, 2007.

(22) Consists of 500 shares of Common Stock held by the Director and 27,000 shares subject to options that may be exercised within sixty (60) days of June 1, 2007.

(23) Includes 25,000 shares subject to options that may be exercised within sixty (60) days of June 1, 2007.

Series A Preferred Stock

     The following table sets forth information regarding the beneficial ownership of Salon's Series A Preferred Stock as of March 31, 2007 (a) by each stockholder who is known by Salon to be the beneficial owner of more than 5% of the outstanding shares of Series A Preferred Stock, (b) by each director and nominee, (c) by the Named Executive Officers, and (d) by all current executive officers and directors of Salon as a group.

                                                  Amount and
                                                   Nature of
                                                  Beneficial      Percent
Name and Address of Beneficial Owner (1)           Ownership     of Class
----------------------------------------------   ------------   -----------
William R. Hambrecht (2)                              125          18.3%
John Warnock (3,6)                                    125          18.3%
Shea Ventures LLC (3)                                 125          18.3%
Constellation Venture Capital (4)                      63           9.2%
McKay Investment Group (5,6)                           62           9.1%
Octavia LLC (5)                                        62           9.1%
HVS Boxers LLC (5)                                     62           9.1%
All executive officers and directors
 as a group (2 persons)                               187          27.4%

(1) Unless otherwise noted, the persons named in the table above have sole voting and investment power with respect to all shares of Preferred Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. The address for each beneficial owner is c/o Salon Media Group, Inc., 101 Spear Street, Suite 203, San Francisco, CA 94105.

(2) Includes 75 shares held by the Sarah & William Hambrecht Foundation that are convertible into 152,437 shares of Common Stock, subject to adjustment. Also includes 50 shares held by WR Hambrecht + Co. LLC that are convertible into 101,624 shares of Common Stock, subject to adjustment. Mr. Hambrecht is the father of Elizabeth Hambrecht, Salon's President and Chief Executive Officer. Ms. Hambrecht has an ownership interest in WR Hambrecht + Co. LLC and is a Director of and has voting rights in the Sarah & William Hambrecht Foundation.

(3) Shares held by the named stockholder are convertible into 254,062 shares of Common Stock, subject to adjustment.

(4) Includes 52 shares held by Constellation Venture Capital, LP that are convertible to 105,689 shares of Common Stock and 11 shares held by Constellation Venture Capital (Offshore), LP that are convertible to 22,357 shares of Common Stock, all subject to adjustment.

(5) Shares held by the named stockholder are convertible into 126,014 shares of Common Stock, subject to adjustment.

(6) Director or related to director. Except as indicated in the table above, no other director or Named Executive Officer beneficially owns shares of Series A Preferred Stock.

Series B Preferred Stock

     The following table sets forth information regarding the beneficial ownership of Salon's Series B Preferred Stock as of March 31, 2007 (a) by each stockholder who is known by Salon to be the beneficial owner of more than 5% of the outstanding shares of Series B Preferred Stock, (b) by each director and nominee, (c) by the Named Executive Officers, and (d) by all executive officers and directors of Salon as a group.

                                                 Amount and
                                                  Nature of
                                                 Beneficial      Percent
Name and Address of Beneficial Owner (1)          Ownership     of Class
----------------------------------------------  ------------   -----------
Adobe Systems Inc. (2)                               125         100.0%
All executive officers and directors
 as a group (3)                                       0            0.0%

(1) Unless otherwise noted, the persons named in the table above have sole voting and investment power with respect to all shares of Preferred Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. The address for each beneficial owner is c/o Salon Media Group, Inc., 101 Spear Street, Suite 203, San Francisco, CA 94105.

(2) Shares held by the named stockholder are convertible into 314,680 shares of Common Stock, subject to adjustment.

(3) No director or Named Executive Officer beneficially owns shares of Series B Preferred Stock. However John Warnock, Salon's Chairman of the Board, is the Co-Chairman of the Board of Adobe Systems Inc. and disclaims beneficial ownership of the shares of Series B Preferred stock held by Adobe Systems Inc.


Series C Preferred Stock

     The following table sets forth information regarding the beneficial ownership of Salon's Series C Preferred Stock as of March 31, 2007 (a) by each stockholder who is known by Salon to be the beneficial owner of more than 5% of the outstanding shares of Series C Preferred Stock, (b) by each director and nominee, (c) by the Named Executive Officers, and (d) by all current executive officers and directors of Salon as a group.

                                                 Amount and
                                                  Nature of
                                                 Beneficial      Percent
Name and Address of Beneficial Owner (1)          Ownership     of Class
----------------------------------------------  ------------   -----------
John Warnock (2,7)                                 3,474          52.8%
William R. Hambrecht (3)                           1,456          22.1%
Shea Ventures LLC (4)                                825          12.5%
Elaine McKay Family Partnership (5,7)                158           2.4%
Elizabeth Hambrecht (6,7)                             31             *%
All executive officers and directors
 as a group (3 persons)                            3,663          55.7%

*Less than 1%.

(1) Unless otherwise noted, the persons named in the table above have sole voting and investment power with respect to all shares of Preferred Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. The address for each beneficial owner is c/o Salon Media Group, Inc., 101 Spear Street, Suite 203, San Francisco, CA 94105.

(2) Shares held by the named stockholder are convertible into 3,474,000 shares of Common Stock, subject to adjustment.

(3) Mr. Hambrecht has an ownership interest in WR Hambrecht + Co., LLC and WR Hambrecht + Co., Inc. (together the "Hambrecht Entities") and is the Chairman and Chief Executive Officer of those entities. Elizabeth Hambrecht, Salon's President and Chief Executive Officer, has an ownership interest in the Hambrecht Entities. Includes 189 shares held by the Hambrecht Entities that are convertible to 189,000 shares of Common Stock, subject to adjustment, 189 shares held by a trust of Mr. Hambrecht that are convertible to 189,000 shares of Common Stock, subject to adjustment, and 108 shares held by the Sarah & William Hambrecht Foundation that are convertible to 108,000 shares of Common Stock, subject to adjustment. Mr. Hambrecht and Ms. Hambrecht are Directors and have voting rights in the Sarah & William Hambrecht Foundation. Includes 127 shares held by HAMCO Capital that are convertible to 127,000 shares of Common Stock, subject to adjustment. Mr. Hambrecht and Elizabeth Hambrecht, both have an ownership interest in HAMCO Capital. Includes 843 shares held by Ironstone Group, Inc. that are convertible to 843,000 shares of Common Stock, subject to adjustment. Mr. Hambrecht has an ownership interest in Ironstone Group, Inc. Mr. Hambrecht disclaims beneficial ownership of the shares held directly by HAMCO Capital Corporation and Ironstone Group, Inc., other than his proportionate ownership interest. Ms. Hambrecht disclaims beneficial ownership of the shares held directly by the Hambrecht Entities and HAMCO Capital Corporation, other than her proportionate ownership interest. Excludes 825 shares held by or controlled by Edward Shea that are convertible into 825,000 shares of Common Stock, subject to adjustment mentioned under item (4). Mr. Shea is a Director of Ironstone Group, Inc.

(4) Includes 697 shares held by the named stockholder that are convertible into 697,000 shares of Common Stock, subject to adjustment. Includes 128 shares owned by the E&M RP Trust that are convertible into 128,000 shares of Common Stock, subject to adjustment.

(5) Shares held by the named stockholder are convertible into 158,000 shares of Common Stock, subject to adjustment. Mr. McKay, Director, has an ownership interest in the Elaine McKay Family Partnership. Mr. McKay is the Managing Partner of the partnership.

(6) Shares held by the officer are convertible into 31,000 shares of Common Stock. Stockholder is the President and Chief Executive Officer of the registrant.

(7) Current director or related to director. Except as indicated in the table above, no other director or Named Executive Officer beneficially owns shares of Series C Preferred Stock.


Series D Preferred Stock

     The following table sets forth information regarding the beneficial ownership of Salon's Series D-1, D-2, D-3, D-4 and D-5 Preferred Stock (the "Series D Preferred Stock") as of March 31, 2007 (a) by each stockholder who is known by Salon to be the beneficial owner of more than 5% of the outstanding shares of Series D Preferred Stock, (b) by each director and nominee, (c) by the Named Executive Officers, and (d) by all current executive officers and directors of Salon as a group.

                                                 Amount and
                                                  Nature of
                                                 Beneficial      Percent
Name and Address of Beneficial Owner (1)          Ownership     of Class
----------------------------------------------  ------------   -----------
John Warnock (2,6)                                   874          48.7%
William R. Hambrecht (3)                             355          19.8%
Elizabeth Hambrecht (4,6)                            334          18.6%
Nancy & Timothy Armstrong (5)                        209          11.7%
All executive officers and directors
 as a group (2 persons) (6)                        1,218          67.9%

(1) Unless otherwise noted, the persons named in the table above have sole voting and investment power with respect to all shares of Preferred Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table. The address for each beneficial owner is c/o Salon Media Group, Inc., 101 Spear Street, Suite 203, San Francisco, CA 94105.

(2) Shares held by the named stockholder, who is the Chairman of the Board of Salon, are convertible into 648,437 shares of Common Stock, subject to adjustment.

(3) Mr. Hambrecht is the father Elizabeth Hambrecht, Salon's President and Chief Executive Officer. Includes 292 shares held by a trust of the stockholder that are convertible to 179,985 shares of common stock, subject to adjustment. Includes 63 shares held by HAMCO Capital Corporation that are convertible to 38,984 shares of common stock, subject to adjustment. Mr. Hambrecht and Elizabeth Hambrecht, both have an ownership interest in HAMCO Capital. Mr. Hambrecht disclaims beneficial ownership of the shares held directly by HAMCO Capital Corporation other than his proportionate ownership interest. Ms. Hambrecht disclaims beneficial ownership of the shares held directly by HAMCO Capital Corporation other than her proportionate ownership interest.

(4) Shares held by the Officer are convertible into 199,162 shares of Common Stock, subject to adjustment.

(5) Shares held by the named stockholder are convertible into 136,168 shares of Common Stock, subject to adjustment.

(6) Current director or related to director. Except as indicated in the table above, no other director or Named Executive Officer beneficially owns shares of Series D Preferred Stock.

                          REPORT OF THE AUDIT COMMITTEE

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including internal control systems. Our independent auditors, Burr, Pilger & Mayer LLP are responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles of the United States of America.

     The Audit Committee consists of three Directors, each of whom, in the judgment of the Board, is an independent Director. The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.

     The Audit Committee has discussed and reviewed with the auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Committee has met with Burr, Pilger & Mayer LLP, with and without management present, to discuss the overall scope of its audit, the results of its examinations, its evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

     The Audit Committee has received from the auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in Salon Media Group, Inc.'s Annual Report on Form 10-K for the fiscal year ended March 31, 2007.

                                              By the Audit Committee
                                              Deepak Desai
                                              Robert Ellis
                                              George Hirsch

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

     Stockholder proposals may be included in our proxy materials for an annual meeting so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable SEC rules. For a stockholder proposal to be included our proxy materials for the 2008 annual meeting, the proposal must be received at our principal executive offices, addressed to the Secretary, not later May 22, 2007. Should a stockholder proposal be brought before the 2008 annual meeting, regardless of whether it is included in our proxy materials, our management proxy holders will be authorized by our proxy form to vote for or against the proposal, in their discretion, if we do not receive notice of the proposal, addressed to the Secretary at our principal executive offices at 101 Spear Street, Suite 203, San Francisco, CA 94105, prior to the close of business on August 5, 2008.

TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the Board of Directors knows of no other business that will be conducted at the 2007 Annual Meeting of Stockholders of the Company other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting, or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.


                                By Order of the Board of Directors

                                /s/ Conrad Lowry

                                Conrad Lowry
                                Chief Financial Officer and Secretary


September 18, 2007

Proxy - Salon Media Group, Inc.


Proxy for the Annual Meeting of Stockholders

To be held on October 4, 2007


Solicited by the Board of Directors


The undersigned hereby appoints Elizabeth Hambrecht and Conrad Lowry, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in Salon Media Group, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's principal executive offices, 101 Spear Street, Suite 203, San Francisco, CA 94105 on October 4, 2007, at 11:00 a.m. local time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated September 18, 2007 (the "Proxy Statement"), receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly come before the meeting.


THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR PROPOSALS 1 THROUGH 3.



WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND PROMPLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING


CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                             |_| Mark this box with an X if you
                                                 have made changes to your name
                                                 or address details above

Annual Meeting Proxy Card

A.   Election of Directors
The Board of Directors recommends a vote FOR the listed nominees.

1. To elect the following three persons as Class III directors to hold office for a three-year term and until their successors are elected and qualified:

                                     FOR        WITHHELD

01 - Elizabeth Hambrecht             ( )          ( )

02 - Robert McKay                    ( )          ( )

03 - James Rosenfield                ( )          ( )

B.   Issues
The Board of Directors recommends a vote FOR the following proposal.

2. To consider amending our 2004 Stock Plan to increase the maximum aggregate number of shares that may be issued under such plan by 875,000 shares and to allow for the grant of restricted stock awards.

            FOR                      AGAINST                 ABSTAIN
            ( )                        ( )                     ( )

3. To ratify the appointment of Burr, Pilger & Mayer LLP as independent registered public accountants of the Company for the fiscal year ending March 31, 2008.

            FOR                      AGAINST                 ABSTAIN
            ( )                        ( )                     ( )

C. Authorized Signatures - Sign Here - This section must be completed for your instruction to be executed.

Note: Sign exactly as your name(s) appears on your stock certificate. If shares of stock are held in the name of two or more persons or in the name of husband and wife, either as joint tenants or otherwise, both or all of such persons should sign the above Proxy. If shares of stock are held by a corporation, the Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary. Executors or administrators or other fiduciaries that execute the above Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Signature: __________________________________   Date: ____________________

Signature: __________________________________   Date: ____________________